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                                                                 EXHIBIT 1(b)-2
                           THE SIERRA VARIABLE TRUST
                                AMENDMENT NO. 2
                                       TO
                       AGREEMENT AND DECLARATION OF TRUST


                 The undersigned, being a Trustee of The Sierra Variable Trust (the "Trust"), created and existing under an Agreement and Declaration of Trust dated January 29, 1993 (the "Original Declaration of Trust"), a copy of which is on file in the office of the Secretary of the Commonwealth of Massachusetts and the Boston City Clerk, and having been duly authorized to execute this Amendment No. 2 by vote of the Trustees of the Trust does hereby consent to and adopt the following amendment to the Original Declaration of Trust:

                 1.       The principal address of the Trust, formerly:

                          888 South Figueroa Street, Suite 1100
                          Los Angeles, California  90017

                 is hereby changed to:

                          9301 Corbin Avenue, Suite 333
                          Northridge, California  91324

                  The main phone number is (800) 222-5852.

                 The foregoing Amendment shall become effective upon the filing of an original executed copy of this instrument with the Secretary of the Commonwealth of Massachusetts.

                 Subscribed this 22nd day of September, 1993, under penalties of perjury.


                                       Signature:  /s/ F. Brian Cerini
                                                 -----------------------
                                       F. Brian Cerini, Trustee